EXHIBIT 99.1

Marlin Business Services Corp. Reports Second Quarter 2010 Results

Second Quarter Highlights:

  Net Income of $1.6 million for the second quarter of 2010
  Increased sales force by 16 full time equivalents to 69
  30+ lease delinquencies improved 36 basis points in the second quarter of 2010 and improved 177 basis points from second quarter of 2009
  Non-performing assets improved 17% in the second quarter of 2010 and 63% from second quarter 2009
  Yield on new lease production of 14.56%
  Strong capital position, equity to assets leverage ratio of 30.8%
  Total risk-based capital of 37.87%

MOUNT LAUREL, N.J., Aug. 5, 2010 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported second quarter 2010 net income of $1.6 million, or $0.12 per diluted share, and net income on an adjusted basis of $1.6 million or $0.12 per share.

"We are encouraged by the operating results for the second quarter and the strengthening fundamentals of our business," says Daniel P. Dyer, Marlin's CEO. "During the quarter, we generated healthy growth in new asset originations at attractive margins. Portfolio credit quality continues its strong performance with lower delinquencies and charge-offs reported this quarter. Looking ahead, our focus is on disciplined growth and capitalizing on the opportunity to serve the growing credit needs of small businesses across the U.S."

Second quarter 2010 lease production was $31.7 million, based on initial equipment cost, up 34% from $23.6 million for the first quarter of 2010. Approval rates on lease originations improved to 49% for the second quarter of 2010, versus 46% for the first quarter of 2010. The average implicit yield on new lease production was 14.56% in the second quarter of 2010. Net interest and fee margin was 11.66% for the second quarter of 2010 compared to 11.12% in the first quarter of 2010 and 9.69% a year ago.

The Company increased its sales force 30% in second quarter 2010 to 69 fulltime equivalents.

Credit trends continued to steadily improve. Highlights for the second quarter of 2010:

  Leases over 30 days delinquent were 2.64% of Marlin's lease portfolio, which is 36 basis points lower than the first quarter of 2010 and the lowest since the second quarter of 2007.  On a dollar basis, 30+ day delinquencies have decreased 18% from the first quarter of 2010.
  Leases over 60 days delinquent were 1.20% of Marlin's lease portfolio which is 17 basis points lower than the first quarter of 2010 and the lowest since the third quarter of 2008. On a dollar basis 60+ day delinquencies have decreased 18% from the first quarter of 2010.
  Non-performing assets of $2.8 million were 17% lower than the first quarter of 2010.
  Net lease charge-offs of $3.5 million were 28% lower than the first quarter of 2010 levels.
  Static pool credit losses and delinquency performance continue to be at or better than expectations for 2008, 2009 and 2010 vintages.
  The provision for credit losses was $2.5 million for the quarter ended June 30, 2010, down from $3.1 million for the first quarter of 2010 and down from $6.8 million for the second quarter of 2009, due to strengthening credit fundamentals driving improvements in the delinquency migration rates of the lease portfolio and the reduction of lease outstandings.
  Reflecting improving credit trends, the allowance as a percentage of total finance receivables stands at 2.40% as of June 30, 2010 compared to 2.50% as of March 31, 2010 and 2.71% as of December 31, 2009.

At June 30, 2010, the Company had outstanding $112.0 million of leases and loans funded through its banking subsidiary, Marlin Business Bank, and had $96.9 million in FDIC-insured deposits outstanding at an average borrowing rate of 2.68% with a weighted average term to maturity of 2.7 years. Average deposits outstanding for the second quarter of 2010, were $93.2 million at a weighted average interest rate of 2.82%.

At June 30, 2010, the Company had $83.6 million of available funding through its bank facility and certificates of deposits at Marlin Business Bank.

In conjunction with this release, static pool loss statistics and vintage delinquency analysis have been updated as supplemental information on the Investor Relations section of The Company's website at www.marlincorp.com.

The Company is currently in discussions with the Federal Reserve Bank in connection with the Federal Reserve Bank's interpretation of the Interagency Policy Statement on the Allowance for Loan and Lease Losses (SR 06-17) dated December 13, 2006 (the "ALLL Policy Statement") and the appropriate application of the ALLL Policy Statement to management's estimates used in determining the Company's allowance for loan and lease losses (the "Allowance"). We do not know when or if the Company will receive a written determination from the Federal Reserve Bank in connection with such discussions, nor do we know what the contents of any such written determination will be. If, as a result of the review, management determines that it should revise its estimates used to compute the Allowance, such changes could have a material impact on the size of the Allowance.

Conference Call and Webcast

We will host a conference call on Friday August 6, 2010 at 9:00 a.m. ET to discuss The Company's second quarter 2010 results. If you wish to participate, please call 888-312-5414 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be Webcast on the Investor Relations page of the Company's website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 100 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 100 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e., leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

The Marlin Business Services Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4087

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
	June 30,	December 31,
	2010	2009

	(Dollars in thousands, except per-share data)
ASSETS
Cash and due from banks	$ 991	$ 1,372
Interest-earning deposits with banks	34,187	35,685
Total cash and cash equivalents	35,178	37,057
Restricted interest-earning deposits with banks (includes $64.4 million and $57.1 million, respectively, related to consolidated variable interest entities ("VIEs"))	66,546	63,400
Securities available for sale (amortized cost of $1.5 million)	1,533	—
Net investment in leases and loans (includes $228.4 million and $238.0 million, respectively, related to consolidated VIEs)	380,660	448,610
Property and equipment, net	2,228	2,431
Property tax receivables	1,127	1,135
Other assets	7,723	13,170
Total assets	$ 494,995	$ 565,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$ —	$ 62,541
Long-term borrowings (includes $202.9 million and $226.7 million, respectively, related to consolidated VIEs)	218,987	244,445
Deposits	96,852	80,288
Other liabilities:
Fair value of derivatives	—	2,408
Sales and property taxes payable	6,342	4,197
Accounts payable and accrued expenses	7,376	7,649
Net deferred income tax liability	12,816	16,037
Total liabilities	342,373	417,565

Commitments and contingencies

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized; 12,861,656 and 12,778,935 shares issued and outstanding, respectively	129	128
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	86,206	84,674
Stock subscription receivable	(2)	(3)
Accumulated other comprehensive loss	(205)	(267)
Retained earnings	66,494	63,706
Total stockholders' equity	152,622	148,238
Total liabilities and stockholders' equity	$ 494,995	$ 565,803

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

	(Dollars in thousands, except per-share data)

Interest income	$ 11,994	$ 17,281	$ 24,823	$ 36,353
Fee income	3,501	4,380	7,317	9,414
Interest and fee income	15,495	21,661	32,140	45,767
Interest expense	3,955	7,444	8,614	15,276
Net interest and fee income	11,540	14,217	23,526	30,491
Provision for credit losses	2,494	6,793	5,617	15,542
Net interest and fee income after provision for credit losses	9,046	7,424	17,909	14,949

Other income:
Insurance income	987	1,322	2,144	2,865
Gain (loss) on derivatives	(25)	646	(119)	(661)
Other income	306	387	596	795
Other income	1,268	2,355	2,621	2,999
Other expense:
Salaries and benefits	4,588	5,057	9,713	10,942
General and administrative	3,073	3,287	6,118	6,686
Financing related costs	155	55	302	310
Other expense	7,816	8,399	16,133	17,938
Income before income taxes	2,498	1,380	4,397	10
Income tax expense (benefit)	947	434	1,609	(57)
Net income	$ 1,551	$ 946	$ 2,788	$ 67

Basic earnings per share	$ 0.12	$ 0.08	$ 0.22	$ 0.01
Diluted earnings per share	$ 0.12	$ 0.08	$ 0.22	$ 0.01

Weighted average shares used in computing basic earnings per share	12,832,792	12,593,514	12,802,579	12,456,874
Weighted average shares used in computing diluted earnings per share	12,904,163	12,603,305	12,865,857	12,465,312

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Net Income on an Adjusted Basis Reconciliation to GAAP Results
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Dollars in thousands)

Net income as reported	$ 1,551	$ 946	$ 2,788	$ 67

Deduct:
Gain (loss) on derivatives	(25)	646	(119)	(661)
Tax effect	10	(255)	47	261
Gain (loss) on derivatives, net of tax	(15)	391	(72)	(400)
Net Income on an Adjusted Basis	$ 1,566	$ 555	$ 2,860	$ 467

Net Income on an Adjusted Basis is defined as net income excluding the gain (loss) on derivatives, net of tax. The Company believes that Net Income on an Adjusted Basis is a useful performance metric for management, investors and lenders, because it excludes the volatility resulting from derivatives activities subsequent to discontinuing hedge accounting in mid-2008.
SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	6/30/2009	9/30/2009	12/31/2009	3/31/2010	6/30/2010

New Asset Production:
# of Sales Reps	33	34	38	53	69
# of Leases	1,831	1,916	2,205	2,476	3,009
Leased Equipment Volume	$15,811	$16,813	$20,031	$23,636	$31,729

Approval Percentage	36%	38%	44%	46%	49%

Average Monthly Sources	374	371	421	484	581

Implicit Yield on New Leases	15.83%	15.62%	15.32%	15.32%	14.56%

Net Interest and Fee Margin:
Interest Income Yield	11.78%	11.84%	11.89%	11.90%	12.12%
Fee Income Yield	2.99%	3.25%	3.12%	3.54%	3.54%
Interest and Fee Income Yield	14.77%	15.09%	15.01%	15.44%	15.66%
Cost of Funds	5.08%	4.89%	4.73%	4.32%	4.00%
Net Interest and Fee Margin	9.69%	10.20%	10.28%	11.12%	11.66%

Average Total Finance Receivables	$586,608	$526,829	$474,326	$431,176	$395,906
Average Net Investment in Leases	$577,493	$519,791	$469,040	$427,416	$393,248

End of Period Net Investment in Leases	$547,892	$494,102	$444,583	$405,424	$378,559
End of Period Loans	$7,190	$5,454	$4,027	$2,781	$2,101

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	4.53%	3.62%	3.46%	3.06%	2.70%
30+ Days Past Due Delinquencies	$28,493	$20,215	$17,297	$13,829	$11,358

60+ Days Past Due Delinquencies	2.32%	1.69%	1.67%	1.39%	1.24%
60+ Days Past Due Delinquencies	$14,579	$9,431	$8,334	$6,288	$5,202

Leasing
30+ Days Past Due Delinquencies	4.41%	3.55%	3.38%	3.00%	2.64%
30+ Days Past Due Delinquencies	$27,399	$19,583	$16,790	$13,470	$11,031

60+ Days Past Due Delinquencies	2.26%	1.65%	1.63%	1.37%	1.20%
60+ Days Past Due Delinquencies	$14,055	$9,103	$8,101	$6,135	$5,015

Loans
30+ Days Past Due Delinquencies	13.55%	10.47%	11.43%	11.75%	14.11%
30+ Days Past Due Delinquencies	$1,094	$632	$507	$359	$327

60+ Days Past Due Delinquencies	6.49%	5.43%	5.25%	5.01%	8.07%
60+ Days Past Due Delinquencies	$524	$328	$233	$153	$187

Net Charge-offs - Leasing	$7,593	$7,039	$5,469	$4,843	$3,489
% on Average Net Investment in Leases Annualized	5.26%	5.42%	4.66%	4.53%	3.55%

Net Charge-offs - Loans	$531	$597	$327	$220	$107
% on Average Loans Annualized	23.30%	33.93%	25.17%	23.40%	16.10%

Allowance for Credit Losses	$13,978	$12,293	$12,193	$10,253	$9,151
% of 60+ Delinquencies	95.88%	130.35%	146.30%	163.06%	175.91%

90+ Day Delinquencies (Non-earning total finance receivables)	$7,650	$5,209	$4,557	$3,399	$2,819
Balance Sheet:
Assets
Investment in Leases and Loans	$554,712	$499,802	$450,595	$409,637	$381,978
Initial Direct Costs and Fees	14,348	12,047	10,208	8,821	7,833
Reserve for Credit Losses	(13,978)	(12,293)	(12,193)	(10,253)	(9,151)
Net Investment in Leases and Loans	$555,082	$499,556	$448,610	$408,205	$380,660
Cash and Cash Equivalents	53,529	50,441	37,057	44,334	35,178
Restricted Cash	67,751	64,920	63,400	65,521	66,546
Other Assets	14,284	13,140	16,736	16,461	12,611
Total Assets	$690,646	$628,057	$565,803	$534,521	$494,995
Liabilities
Total Debt	$426,203	$362,966	$306,986	$268,434	$218,987
Deposits	77,305	80,060	80,288	85,135	96,852
Other Liabilities	40,477	37,573	30,291	30,434	26,534
Total Liabilities	$543,985	$480,599	$417,565	$384,003	$342,373
Stockholders' Equity
Common Stock	$126	$126	$128	$128	$129
Paid-in Capital, net	83,838	84,239	84,671	85,689	86,204
Other Comprehensive Income	(40)	(152)	(267)	(242)	(205)
Retained Earnings	62,737	63,245	63,706	64,943	66,494
Total Stockholders' Equity	$146,661	$147,458	$148,238	$150,518	$152,622
Total Liabilities and
Stockholders' Equity	$690,646	$628,057	$565,803	$534,521	$494,995

Capital and Leverage:
Tangible Equity	$146,661	$147,458	$148,238	$150,518	$152,622
Debt to Tangible Equity	3.43	3.00	2.61	2.35	2.07
Equity to Assets	21.24%	23.48%	26.20%	28.16%	30.83%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	20.12%	22.31%	24.89%	27.69%	29.43%
Tier 1 Risk-based Capital	24.36%	27.16%	30.19%	33.35%	36.61%
Total Risk-based Capital	25.63%	28.43%	31.45%	34.61%	37.87%

Expense Ratios:
Salaries and Benefits Expense	$5,057	$4,051	$4,078	$5,124	$4,588
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	3.45%	3.08%	3.44%	4.75%	4.64%

Total personnel end of quarter	169	175	181	196	211

General and Administrative Expense	$3,287	$3,076	$3,092	$3,046	$3,073
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	2.24%	2.34%	2.61%	2.83%	3.10%
Efficiency Ratio	52.39%	47.43%	52.01%	60.82%	59.70%
Net Income:
Net Income	$946	$508	$461	$1,237	$1,551
Annualized Performance Measures:
Return on Average Assets	0.52%	0.31%	0.31%	0.90%	1.20%
Return on Average Stockholders' Equity	2.58%	1.38%	1.25%	3.31%	4.09%
Per Share Data:
Number of Shares - Basic	12,593,514	12,607,147	12,681,773	12,778,463	12,832,792
Basic Earnings per Share	$0.08	$0.04	$0.04	$0.10	$0.12

Number of Shares - Diluted	12,603,305	12,649,800	12,724,998	12,833,643	12,904,163
Diluted Earnings per Share	$0.08	$0.04	$0.04	$0.10	$0.12

Net investment in total finance receivables includes net investment in direct financing leases and loans.
CONTACT:  Marlin Business Services Corp.
          Lynne Wilson
          888 479 9111 Ext. 4108